Exhibit 99.1
PetMeds® Announces Fourth Quarter and Fiscal Year 2026 Financial Results

Delray Beach, Florida, June 2, 2026, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced its financial results for its fourth quarter and fiscal year ended March 31, 2026.

Fourth Quarter Fiscal 2026 Financial Highlights Compared to Prior Year Period
•Net sales of $42.8 million compared to $50.8 million in the prior year period, a decrease of 15.6%, primarily driven by a decline in prescription medication sales.
•Net loss of $4.1 million, or $(0.19) per diluted share, compared to a net loss of $11.6 million, or $(0.56) per diluted share, for the prior year period. The decrease in the net loss can be attributed to lower general and administrative expenses, the absence of the prior-year trade name impairment charge, higher interest income, and a lower provision for income taxes, driven by the Company establishing a full valuation allowance against its net deferred tax asset in the prior year period. These favorable factors were partially offset by lower gross profit resulting from decreased net sales.
•Adjusted EBITDA1 was $(2.8) million compared to $(1.9) million in the prior year period.

Full Year Fiscal 2026 Financial Highlights Compared to Prior Year
•Net sales of $179.0 million compared to $227.0 million in the prior year, a decrease of 21.1%, primarily driven by a decline in prescription medication sales.
•Net loss of $57.3 million, or $(2.74) per diluted share, compared to a net loss of $6.3 million, or $(0.30) per diluted share in the prior year. The increase to net loss was primarily driven by a goodwill impairment charge of $26.7 million recorded in the first quarter of fiscal 2026, an increase in stock-based compensation expense, driven by the non-recurrence of an $8.7 million one-time non-cash stock compensation reversal associated with executive departures in the prior year, an increase in professional fees and executive severance costs, of which $4.5 million were one-time charges related to the whistleblower investigation, and lower gross profit resulting from decreased net sales. These factors were partially offset by a lower provision for income taxes, driven by the Company establishing a full valuation allowance against its net deferred tax asset in the prior year.
•Adjusted EBITDA was $(15.4) million compared to $0.7 million for the prior year.

“We are pleased to report a modest sequential quarterly increase in fourth quarter net sales, demonstrating positive momentum as we close out the year,” said Leslie Campbell, Interim Chief Executive Officer and President. “Throughout 2026, we focused on stabilizing our core business and strengthening the foundation for future long term value creation. We completed strategic, operational and technology initiatives that collectively reduced our cost structure and represent an important foundation for our future. We will continue to focus on operational excellence, driving sustainable long-term results, and delivering value for shareholders. We intend to do this in part through improved customer retention by leveraging our operational improvements, and also by expanding our market footprint through B2B relationships utilizing our membership programs as well as our white-label pharmacy fulfillment services like our recently announced Master Services Agreement with Rural King.”

In December 2025, the Company received two unsolicited, non-binding preliminary proposals from two separate third parties to acquire all of the outstanding shares of Common Stock of the Company at prices ranging from $4.00 to $4.25 per share in cash, subject to customary conditions, including the satisfactory completion of due diligence and the negotiation and execution of a mutually acceptable definitive agreement. In response to the receipt of these proposals, the Board of Directors of the Company (the "Board"), consistent with its fiduciary duties and in consultation with its financial and legal advisors, carefully evaluated the two unsolicited proposals and directed its financial advisor to actively solicit interest in a potential sale transaction from other strategic and financial sponsors that the Company and its financial advisor believed might have an interest in, and the financial capacity to consummate, a potential acquisition of the Company at a price and on terms that would maximize value for the Company's stockholders. Following this process and after careful deliberation and consideration of the alternatives reasonably available to the Company, the Board determined that it is in the best interests of the Company and its stockholders not to proceed with either of the publicly announced proposals, as a result of which the Company is continuing to operate as an independent, publicly traded company. However, the Board remains open to considering any inbound indications of interest with respect to a potential transaction that may be received in the future and will continue to act in accordance with its fiduciary duties to evaluate any such proposals should they arise.
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Earnings Webcast
A webcast discussing fourth quarter and fiscal 2026 results is available at the “News & Events” section of the Company’s investor relations website at https://investors.petmeds.com/News--Events/events-and-presentations/default.aspx.
About PetMed Express, Inc.

Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness, pets and pet parents, and the veterinarians who serve them. Through its PETS family of brands and through its PetCareRx subsidiary, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com

Forward Looking Statement

This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K to be filed for the year ended March 31, 2026. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Investor Contact:
ICR, LLC
Reed Anderson
(646) 277-1260
investor@petmeds.com

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share amounts) (Unaudited)

	March 31, 2026	March 31, 2025

ASSETS

Current assets:
Cash and cash equivalents	$21,412	$54,720
Accounts receivable, less allowance for credit losses of $25 and $91, respectively	1,908	2,317
Inventories, net	13,608	16,205
Prepaid expenses and other current assets	6,378	5,330
Prepaid income taxes	258	299
Total current assets	43,564	78,871

Noncurrent assets:
Property and equipment, net	26,326	28,859
Intangible and other assets, net	10,789	13,346
Goodwill	—	26,658
Operating lease right-of-use assets, net	512	966
Total noncurrent assets	37,627	69,829
Total assets	$81,191	$148,700

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,906	$23,564
Sales tax payable	22,261	24,867
Accrued expenses and other current liabilities	7,665	11,711
Current operating lease liabilities	493	461
Deferred revenue	689	2,085
Income taxes payable	20	80
Total current liabilities	52,034	62,768
Deferred tax liabilities, net	175	263
Long-term operating lease liabilities	42	535
Total liabilities	$52,251	$63,566

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized:
Convertible Preferred stock, $0.001 par value, with a liquidation preference of $4 per share, 250,000 shares authorized; 2,500 and 2,500 convertible shares issued and outstanding, respectively	9	9
Series A Junior Participating Preferred Stock, $0.001 par value, 100,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value, 40,000,000 shares authorized; 21,385,638 and 20,656,822 shares issued and outstanding, respectively	21	21
Additional paid-in capital	19,647	18,560
Retained earnings	9,263	66,544
Total shareholders' equity	28,940	85,134
Total liabilities and shareholders' equity	$81,191	$148,700

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025

Net sales	$42,817	$50,760	$179,021	$226,972
Cost of sales	28,875	35,564	126,679	157,835
Inventory write-down	—	—	2,126	—

Gross profit	13,942	15,196	50,216	69,137

Operating expenses:
General and administrative	11,415	12,494	50,733	38,647
Advertising	5,792	5,448	21,511	23,781
Depreciation and amortization	2,427	2,074	9,387	7,039
Impairment of goodwill and intangible assets	—	1,200	27,258	1,200
Total operating expenses	19,634	21,216	108,889	70,667

Loss from operations	(5,692)	(6,020)	(58,673)	(1,530)

Other income:
Interest income (expense), net	1,256	(123)	511	185
Other, net	273	161	803	758
Total other income (expense)	1,529	38	1,314	943

(Loss) income before provision for income taxes	(4,163)	(5,982)	(57,359)	(587)

(Benefit) provision for income taxes	(102)	5,662	(73)	5,684

Net loss	$(4,061)	$(11,644)	$(57,286)	$(6,271)

Net loss per common share:
Basic	$(0.19)	$(0.56)	$(2.74)	$(0.30)
Diluted	$(0.19)	$(0.56)	$(2.74)	$(0.30)

Weighted average number of common shares outstanding:
Basic	21,033,007	20,638,348	20,921,361	20,596,022
Diluted	21,033,007	20,638,348	20,921,361	20,596,022

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(57,286)	$(6,271)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,387	7,039
Impairment of goodwill and intangible assets	27,258	1,200
Inventory write-down	2,126	—
Share based compensation, net	1,365	(6,586)
Deferred income taxes	(88)	5,249
Bad debt (recovery) expense	(36)	365
Change in sales tax liability estimation	(2,728)	—
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	445	601
Inventories	471	12,351
Prepaid income taxes	41	(111)
Prepaid expenses and other current assets	(1,048)	995
Operating lease right-of-use assets, net	454	466
Accounts payable	(2,658)	(13,460)
Sales tax payable	122	(145)
Accrued expenses and other current liabilities	(4,302)	3,921
Operating lease liabilities	(461)	(458)
Deferred revenue	(1,396)	(518)
Income taxes payable	(60)	80
Net cash (used in) provided by operating activities	(28,394)	4,718

Cash flows from investing activities:
Purchases of property and equipment	(4,615)	(5,113)
Net cash used in investing activities	(4,615)	(5,113)

Cash flows from financing activities:
Dividends paid	(21)	(181)
Cash paid for tax withholding on net settlement of restricted stock	(278)	—
Net cash used in financing activities	(299)	(181)

Net decrease in cash and cash equivalents	(33,308)	(576)

Cash and cash equivalents, at beginning of fiscal year	54,720	55,296

Cash and cash equivalents, at end of fiscal year	$21,412	$54,720

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$52	$525
Dividends payable in accrued expenses	$—	$26
Non-cash investing activity for property and equipment additions	$282	$2,170

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense (benefit); depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of net (loss) income to adjusted EBITDA, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense (benefit) and depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other non-operational expenses, including the acquisition costs related to PetCareRx, employee severance, impairment of goodwill and intangible assets, and interest expense relating to an estimated unremitted prior period state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect net share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain non-operating expenses (income) including sales tax expense (income) relating to recording a liability for sales tax we did not collect from our customers;
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Because of these and other limitations, Adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the most directly comparable GAAP measure to Adjusted EBITDA for each of the periods indicated:
Reconciliation of Unaudited Non-GAAP Measures
PetMed Express, Inc.

	Three Months Ended
($ in thousands, except percentages)	March 31, 2026	March 31, 2025	$ Change	% Change

Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(4,061)	$(11,644)	$7,583	(65)%

Add (subtract):
Share-based compensation expense	272	593	(321)	(54)%
Income taxes	(102)	5,662	(5,764)	(102)%
Depreciation and amortization	2,427	2,074	353	17%
Interest expense (income), net	(1,256)	123	(1,379)	(1121)%
Acquisition/Partnership transactions and other items	—	26	(26)	n/m
Employee severance	—	75	(75)	n/m
Professional fees (1)	(65)	—	(65)	n/m
Impairment of goodwill and intangible assets	—	1,200	(1,200)	n/m
Adjusted EBITDA	$(2,785)	$(1,891)	$(894)	47%

	Year Ended
($ in thousands, except percentages)	March 31, 2026	March 31, 2025	$ Change	% Change

Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(57,286)	$(6,271)	$(51,015)	814%

Add (subtract):
Share-based compensation expense (reversal)	1,365	(6,586)	7,951	(121)%
Income taxes	(73)	5,684	(5,757)	(101)%
Depreciation and amortization	9,387	7,039	2,348	33%
Interest (income), net	(511)	(185)	(326)	176%
Acquisition/Partnership transactions and other items	—	231	(231)	n/m
Employee severance	1,328	738	590	80%
Sales tax reversal (2)	—	(1,178)	1,178	n/m
Professional fees (1)	3,177	—	3,177	n/m
Impairment of goodwill and intangible assets	27,258	1,200	26,058	2172%
Adjusted EBITDA	$(15,355)	$672	$(16,027)	(2385)%
(1) Consists of professional fees related to the investigation as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.
(2) Reversal consists of abatement of certain sales tax accruals.